Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Plan Administrator of the
Cincinnati Bell Inc. Savings and Security Plan

We consent to the incorporation by reference in Registration Statement Nos. 333-38743 and 333-192226 of Cincinnati Bell Inc. on Form S-8 of our report dated June 29, 2015 appearing in this Annual Report on Form 11-K of Cincinnati Bell Inc. Savings and Security Plan for the year ended December 30, 2014.
/s/ Barnes, Dennig & Co., LTD
Cincinnati, Ohio
June 29, 2015